* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           NEURAL APPLICATIONS CORPORATION

                        SOFTWARE TECHNOLOGY LICENSE AGREEMENT
--------------------------------------------------------------------------------

      THIS SOFTWARE TECHNOLOGY LICENSE AGREEMENT ("Agreement") is made and entered into this 7th day of August, 1998 (the "Effective Date") by and between Neural Applications Corporation, 2600 Crosspark Road, Coralville, Iowa 52241-3212, a Delaware corporation ("Neural"), and Net Perceptions, Inc., 11200 West 78th Street, Suite 300, Minneapolis, Minnesota 55344, a Delaware corporation ("NPI").

      WHEREAS, Neural, as the result of the expenditure of time, skill, effort and money, has designed, developed, and produced, and is the owner of the entire right, title and interest in and to, certain software technology and the documentation associated therewith as more particularly defined below, collectively, as the "Software"; and

      WHEREAS, Neural has also designed, developed, and produced, and is the owner of the entire right, title and interest in and to, the trademarks, trade names, service marks and logos used in connection with the Software (defined below as the "Neural Trademarks"), and Neural continues to develop, use and control the Neural Trademarks for the benefit and exclusive use of itself and its licensees in order to identify to the public the source of the Software; and

      WHEREAS, NPI desires to obtain from Neural, and Neural desires to grant to NPI a license to merge or embed the Software into proprietary software products developed or licensed by NPI and a license to sell certain products developed solely by Neural (defined below, collectively, as the "Product(s)") and to thereafter market, demonstrate, sell, sublicense and distribute the Products to end user customers on an exclusive basis for use within the Internet Market, as defined below, and on a non-exclusive basis for use within the Non-Internet Market, as defined below, and in accordance with the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises, which shall be deemed an integral part of this Agreement and not as mere recitals hereto, and in consideration of the mutual covenants, representations, agreements and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

1.    DEFINITIONS:

      "END USER" shall mean any third party which obtains the Software, directly or indirectly, from NPI or any Subdistributor pursuant to a license to a Product.

      "DOCUMENTATION" shall mean the standard user manual or other documentation or explanatory material related to the Software or any Product as well as anything developed by or for Neural useful to NPI for use in connection with merging or embedding the Software into the proprietary software products developed or licensed by NPI, for use in connection with any subsequent versions thereof receiveed by NPI from Neural, and for use in the development of any End-User Product documentation.

      "INTERNET MARKET" means all applications of the Software for End Users who will use the Software in conjunction with or in support of the targeting and personalizing of Internet sites or similar networks including a Internet site itself, content related thereto and targeted campaigns related to the site profiles but excluding Internet market segments that are determined to be not core to NPI's business by the mutual agreement of the parties.

      "NON-INTERNET MARKETS" means all other software-related markets for the Software.

      "PRODUCT(S)" means any software product made available to End Users pursuant to this Agreement which is the result of one or more integrations of the Software (in whole or in part) into NPI proprietary technology or a software product made available to NPI by Neural for End Users pursuant to this Agreement with or without integration or modification efforts by NPI. Product(s) shall also include Updates or Upgrades to the Products to be delivered to NPI during the term of this Agreement pursuant to Section 2.

      "SOFTWARE" means Neural's core technology, Aegis-TM-, which includes Neural Networks, Fuzzy Logic, Genetic Algorithms, Knowledge Based Methods, Linear Methods, Multivariable Statistics and other functionality, in object code form and the related Documentation as released from time to time. Software shall also include Updates and Upgrades to the Software to be delivered to NPI during the term of this Agreement pursuant to Section 2.

      "UPDATE" shall mean a change, modification or other update of the Software or Product as applicable made to correct an error (i.e., bug fix), defect or other problem and/or to maintain the operational quality of the Software or Product, which is not an Upgrade.

      "UPGRADE" shall mean a new release or versions of the Software or Product as applicable or successors or follow-ons to the Software or Product, or any part thereof, which adds major new functionality or features to the last version of the Software or Product.


2.    LICENSE AND USE OF SOFTWARE and/or Product
      a. DEVELOPMENT AND DEMONSTRATION LICENSE. Neural grants to NPI a fully-paid nonexclusive worldwide license to use a reasonable number of copies of the Product(s) (or Software if deemed necessary by by the parties), in object code form only and for its use in the development of an interface between the Software or Product(s) and NPI software applications and for the purpose of demonstrating and supporting the Product(s).

      b.   EXCLUSIVE DISTRIBUTION LICENSE.   Subject to any terms to the
           contrary on any Product Schedule, Neural grants NPI an exclusive worldwide license within the Internet Market to (i) market, demonstrate, sell, lease, and sublicense the Software and Product(s) whether or not incorporated with other software, and (ii) to use the Neural Trademarks in connection therewith, provided however that the Products may be sold directly or indirectly only to End-Users pursuant to the End-User license agreements specified by NPI, and the rights and limitations of the End-Users shall be solely as set forth therein, which rights shall never exceed those granted herein. The exclusivity provision of this license within the Internet Market applies to all patent rights, copyrights and trade secrets underlying the Software and Products but is subject to termination as provided in Section 5 of this Agreement and shall not apply to the excluded customers listed on Product Schedule #1.


--------------------------------------------------------------------------------
       Page 2                                     Software License Agreement

      c. NON-EXCLUSIVE DISTRIBUTION LICENSE. Neural grants NPI a non-exclusive worldwide license within the Non-Internet Markets to
           (i) market, demonstrate, sell, lease, and sublicense the Software or Products whether or not incorporated with other software, and (ii) to use the Neural Trademarks in connection therewith, provided however that the Products may be sold directly or indirectly only to End-Users pursuant to the End-User license agreements specified by NPI, and the rights and limitations of the End-Users shall be solely as set forth therein, which rights shall never exceed those granted herein.

      d. USE OF SUBDISTRIBUTORS. NPI may exercise its reproduction and distribution rights either directly or through Subdistributors provided that each such Subdistributor agrees in writing to be bound by the restrictions with respect to the Software on NPI contained in this Agreement.

      e. UPDATES AND UPGRADES. Neural shall correct errors in the Software and Product(s) from time to time in accordance with SCHEDULE A of this Agreement and shall provide NPI with copies of all Updates and Upgrades as they are available by Neural from time to time. All Updates to Software shall be owned by Neural and shall be subject to the terms and conditions of this Agreement.

3. LICENSE FEE. As consideration for the licenses granted hereunder NPI shall pay to Neural the license fees and such other charges as specified in each Product Schedule, the first of which is attached hereto as Product Schedule #1. Additional Products to be marketed by NPI under the terms of this Agreement will require supplemental Schedules shall be prepared by the parties referencing this Agreement. For each Product, the parties will establish a commercially reasonable process to determine the number of Products sold, date of their sale, and applicable royalty fees payable to Neural for each Product.

4. MAINTENANCE AND SUPPORT FEES. Except as otherwise set forth herein, the fee for any Updates, Upgrades, or consulting or other services relating to the Software or any Product pursuant to Schedule A which Neural performs shall be as set forth on Product Schedules attached hereto, and shall be payable in accordance with the payment schedule set forth therein, as determined under 3 above.

5. TERM. The term of this Agreement shall commence on the Effective Date and shall remain in full force and effect for a period of thirty-eight (38) months unless terminated by Neural as provided under Section 6. In the event that the parties are unable to reach mutually agreeable terms for the renewal (or non-renewal) of this Agreement during the six (6) month period prior to the expiration hereof, this Agreement shall automatically renew, with the same terms and conditions, for one (1) additional year.

6.    TERMINATION.

      a. The exclusivity provision of the license granted under Section 2(b) of this Agreement may be terminated by Neural upon written notice to NPI in the event NPI fails to achieve 100% of the "Minimum Cumulative Revenue" requirements set forth in subparagrah c hereof.

      b. The license granted may be terminated by Neural upon written notice to NPI in the event NPI fails to achieve twenty-five percent (25%) of the "Minimum Cumulative Revenue" requirements set forth in subparagraph c hereof.



--------------------------------------------------------------------------------
       Page 3                                     Software License Agreement

      c. Minimum Cumulative Revenue is defined as the total cumulative net revenue due Neural for all Products and related support services sold by NPI as listed on all current and future Product Schedules plus any additional amounts NPI may commit to pay Neural. Cumulative Revenue herein shall mean NPI payments made or owed to Neural at the end of the periods listed below. Following is a table showing the Minimum Cumulative Revenue requirement due Neural.


-----------------------------------------------------------------------------------------------------------------------------------
                         Period     First         Second        Third           Fourth          Fifth         Sixth       Seventh
-----------------------------------------------------------------------------------------------------------------------------------
              Ending Month from       2              8            14              20             26            32           38
                 Effective Date
-----------------------------------------------------------------------------------------------------------------------------------
 Neural Minimum Cumulative         [*]            [*]           [*]           [*]              [*]           [*]          [*]
 Revenue Requirements for
 Exclusivity
-----------------------------------------------------------------------------------------------------------------------------------


      d. This Agreement and the license granted hereunder may be terminated by either party upon written notice to the other party in the event either party materially breaches any of the provisions of this Agreement, which breach has not been remedied within thirty (30) days of notice thereof. Failure to pay monetary amounts shall not be subject to the above thirty (30) day cure period, but rather shall be remedied within fifteen (15) days of notice thereof.

      e. Upon termination of this Agreement and of the licenses granted hereunder, NPI shall cease any further development of any new Products provided that NPI can sell maintain and support its current Products at the time of termination and, otherwise, NPI, and must return to NEURAL or destroy, as requested by NEURAL, all copies of the Software and Product(s) and related materials in any form in NPI's possession or control, however, NPI may retain necessary copies of the Software and Product(s) and related materials necessary to fulfill its support obligations to End Users of Products.

      f. All licenses granted by NPI to End Users for Products shall continue in full force and effect in accordance with this Agreement and the End User license agreements in effect at the time of the termination of this Agreement or permitted by 6(e) above, notwithstanding the expiration or termination hereof.

      g.   The provisions of paragraphs 1,2(a),4,5,9,11,12,13,14,15,16 and 18 of this Agreement shall survive the termination of this Agreement (for any reason).

7. AUDIT. The parties shall establish a commercially reasonable process for reporting the identification of each End-User, date of sale, and the fee charged.

8.    SOFTWARE SUPPORT.   Neural shall provide NPI and/or the End-User support
      for the Software and Product(s) to the extent and in the manner provided in SCHEDULE B-SOFTWARE SUPPORT attached hereto.

9. EXPRESS LIMITED WARRANTY. Neural represents and warrants to NPI that for a period of ninety (90) days from delivery to NPI (the "Warranty Period") the Software and Product will (i)


--------------------------------------------------------------------------------
       Page 4                                     Software License Agreement

* Confidential treatment requested for redacted portion.

      conform to the functions and specifications stated in the then-current Documentation, and (ii) be free from defects in material and workmanship under normal installation, use and service. This warranty does not include, and Neural disclaims any warranty with respect to, errors in, damage to or failures, defects or other problems in or with the arising in any way from (i) fire; (ii) flood, lightning or other acts of God or other force majeure; (iii) accident or a computer virus not within the Software; (iv) misuse or negligence; (v) improper handling or operation;
      (vi) repair, maintenance, alteration, modification, customization or tampering of or to the Software by any person or other entity other than Neural; (vii) any Hardware or other hardware or any external electrical work; (viii) failure to use, maintain or operate the Software as provided or in accordance with any Neural software documentation; or (ix) any software not provided by Neural or any interfaces of the Software with any other software. If the Software should fail to confirm to the above warranty during the Warranty Period and subject to the conditions below, Neural shall only be required to repair or replace the Software. In addition to any contingency set forth above, the above warranty is contingent upon NPI notifying Neural in writing of any alleged breach of said warranty within ten (10) days of the date on which NPI discovers such breach and in all events within the Warranty Period.

      Neural warrants that it is the owner of, or otherwise has a right to license and sell the Softwareand Product(s), and that the Software and Product(s) will not infringe upon or violate any copyright, patent, trademark, trade secret, or other proprietary or intellectual property right of any third party. Neural further warrants that it is unaware of any claim or allegation that the Software and Product(s) violates any such proprietary or intellectual property rights.

      Neural warrants that the Software and Product(s) shall be free of viruses, worms, trojan horses and similar destructive mechanisms.

      Neural warrants that the advent of the year 2000 shall not adversely affect the performance of the Software and Product(s) as delivered by Neural with respect to date and date dependent data (including, but not limited to calculating, comparing and sequencing) and that the Software and Product(s) will be capable of creating, storing, and processing records related to and including the year 2000 and thereafter without deficiencies related to the advent of the year 2000.


10. LIMITATION OF EXPRESS WARRANTIES: THE WARRANTIES SET FORTH IN PARAGRAPH 9 ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY NEURAL, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

11. LIMITATION OF REMEDIES: EXCEPT FOR A VIOLATION OF EXCLUSIVITY, NPI OR NEURAL SHALL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER ARISING OUT OF OR INCLUDING, BUT WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, BUSINESS INTERUPTION, LOSS OF BUSINESS INFORMATION OR INABILITY TO USE THE SOFTWARE, EVEN IF THE OTHER PARTY WAS ADVISED OF THE POSSIBILITY OF DAMAGES.

12.        INTELLECTUAL PROPERTY INFRINGEMENT INDEMNITY.


--------------------------------------------------------------------------------
       Page 5                                     Software License Agreement

      a. Neural agrees to investigate promptly and defend NPI, its Subdistributors or End Users against any claim, demand, suit or action based on any claim that the use by NPI of the Software and Product(s) infringes any patent, copyright, or other intellectual property rights or the trade secret or the proprietary rights of a third party. Neural agrees to assume the defense of such claim, demand, suit or action, and indemnify and hold harmless NPI, its Subdistributors or End Users from and against any and all damages and costs (including reasonable attorneys' fees) as a result of any such claim, demand, suit or action, provided that NPI notifies NEURAL promptly in writing of each claim and Neural may control the settlement of such claim, provided that NPI shall not be bound to any settlement that it has not approved in writing.

      b. Without prejudice to sub-paragraph (a) above, should the Software and Product(s) become, , the subject of a claim as aforesaid then Neural shall either: (i) procure for NPI the right to continue using the Software and/or Products; (ii) replace the Software and/or Product with non-infringing material provided the replacement software is substantially similar to the Software and/or Product(s) in functionality, performance and interoperability; or (iii) modify the Software and/or Products to make them non-infringing provided the modified software and/or products are substantially similar to the Software and/or Products in functionality, performance and interoperability.

      c. Neural shall have no liability for any claim of infringement based on: (a) use of other than a current release of the Software or Product(s) released more than twenty-four (24) months after such release is provided to NPI if such infringement would have been avoided by use of such current release, or (b) use or combination of the Software or Product(s) with non-Neural programs or data if such infringement would have been avoided by the use of the Software or Product(s) without those other programs or data. The foregoing states the entire liability of Neural with respect to any claim of infringement regarding the Software or Products.

      d. Subject to applicable defenses, prompt notice of any claims and the right to control defense and settlement, each party agrees that it shall defend, indemnify and hold the other party harmless from and against any and all damages, liabilities, costs and expenses (including court costs and reasonable attorneys' fees) paid to a third party that arise from or are in any way related to or connected with (i) any gross negligence or, recklessness by such party; or (ii) any breach of warranty or misrepresentation on the part of such party under this Agreement.

13. PROPRIETARY RIGHTS OF NEURAL. All rights, titles and interests in and to the Software, subject to those grants or licenses herein made, are
      the property of Neural.   Nothing herein shall be construed to give NPI
      or any End Users any proprietary rights in the Software, or to its enhancements, modifications, or alterations. NPI agrees that:

      a. NPI shall not create, attempt to discover or create or permit others to create or attempt to discover or create (by any means, methods or procedures whatsoever) the source code for the Software or any derivative works from the Software, nor disassemble, decompile, reverse engineer, reverse compile, reverse assemble, or otherwise translate any of the Software contrary to the purposes licensed hereunder, except as permitted under applicable law.


--------------------------------------------------------------------------------
       Page 6                                     Software License Agreement

      b. NPI agrees that a breach or imminent breach of this paragraph 9 shall constitute a material breach of this Agreement for which Neural will not have an adequate remedy at law. NPI agrees, therefore, that Neural's remedies upon a breach or imminent breach of this paragraph 9 include, without limitation, the right to preliminary and permanent injunctive relief restraining NPI from any further violation of this paragraph 9, in addition to any other remedies available at law or in equity or otherwise to Neural. NPI further agrees that any such injunction may be granted to Neural without any requirement of Neural to post bond or surety thereon as a condition of such relief.

14. PROPERTY RIGHTS OF NPI. All rights, titles and interests in and to the software interface between the Software and NPI proprietary products are the property of NPI. In addition, NPI will own all comments, feedback, ideas and inventions (including intellectual property rights therein) that arise from its's activity in connection with this Agreement which relate to applications of the Software ("Feedback") provided however that Neural shall own all comments, feedback, ideas and inventions (including intellectual property rights therein) that arise which relate to the Software or Product if soley developed by Neural. Notwithstanding anything to the contrary contained in the foregoing, all ownership rights in any Feedback related to applications for the Software and/or in any user interface or visual displays developed by NPI for such applications shall remain with NPI, who will be free to use such feedback in such applications.

15. JOINT PROPERTY RIGHTS. The parties will be exploring new applications for each parties software technologies. However, Feedback relating directly both to the Software (including improvements) and such NPI applications will be jointly owned and each party grants the other a royalty-free, nonexclusive, worldwide, perpetual, sublicensable right and license thereunder to do anything with respect thereto that the other is authorized to do underthis sentence provided that Neural's rights will not extend to the Internet Market. The parties hereby makes any assignments necessary to accomplish the foregoing provisions of Sections 14 and 15.

16.        Additional Obligations of Neural.

      a. ENGINEERING ASSISTANCE. Neural agrees and upon NPI's reasonable request, to provide engineering time assistance to NPI in order to support the ongoing productization and integration of the Software to deliver Products to End Users. Amounts of time and the scope of such Neural efforts will be more specifically defined on each Product Schedule attached to this Agreement.

      b. ESCROW. Neural will establish within thirty (30) business days of the Effective Date and maintain throughout the term of this Agreement, an escrow of the most current source code and all related tools and documentation version of the Software. NPI will be entitled to receive a copy of such source code directly from the escrow agent upon NPI's documented failure to support NPI and the End Users pursuant to Schedule B. NPI is entitled (and is granted a current license) to possess and use such source code only to the minimal extent necessary to provide such support and only until Neural can demonstrate to NPI reasonable satisfaction that is again able and willing to supply such support. The additional terms of the escrow agreement will be negotiated in good faith by the parties within thirty (30) days of the Effective Date

17. SALES AND USE TAX. All governmental taxes (including, without limitation, sales, use, import, export and excise taxes), tariffs, assessments, duties or levies of any kind or nature relating to or arising from the license of the Software and Products (excluding taxes on Neural's income or franchise taxes) or otherwise from this Agreement shall be the responsibility of NPI.


--------------------------------------------------------------------------------
       Page 7                                     Software License Agreement

18.        MISCELLANEOUS
      RELATIONSHIP. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever.

      ASSIGNMENT. This Agreement and any rights granted hereunder may not be assigned, sub-licensed or otherwise transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that either party may assign its interests and obligations hereunder to a successor in interest to all or substantially all of its business.

      NOTICES. Notices permitted or required to be given under the terms of this Agreement shall be deemed sufficient if given by (a) registered or certified mail, postage prepaid, return receipt requested or (b) private courier service, addressed to the respective parties at the addresses shown below their signatures to this agreement, or such other addresses as they may from time to time designate. Notices shall be effective upon receipt by the party to which notice is given.

      ENTIRE AGREEMENT; AMENDMENT. This Agreement, including attachments hereto, constitutes the entire agreement of the parties. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or on part, except by written amendments signed by both parties hereto.

      GOVERNING LAW.    This Agreement shall be governed by the laws of the
      State of Minnesota.

      SEVERALABILITY.   If any provisions of this Agreement is found
      unenforceable, such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

      COUNTERPARTS.   This Agreement may be executed in two or more
      counterparts, and each such counterpart shall be deemed an original thereof.

      WAIVER.         No failure of either party to take any action or assert
      any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such rights.

      ATTORNEY'S FEES. The unsuccessful party in any action or proceeding shall pay for all costs, expenses and reasonable attorneys' fees incurred by the prevailing party or its agents or both in enforcing the terms and conditions of the Agreement and this addendum. The term "prevailing party" as used herein shall include without limitation a party who utilizes legal counsel and brings an action against the other party by reason of the other party's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment


NEURAL APPLICATIONS CORPORATION       NET PERCEPTIONS, INC.



by /s/ Robert S [ILLEGIBLE]           by /s/ Steven J. Snyder
  ------------------------------        ---------------------------------

  its President                         its President and CEO
     ---------------------------           ------------------------------


--------------------------------------------------------------------------------
       Page 8                                     Software License Agreement

                                      SCHEDULE A

                                   SOFTWARE SUPPORT

Neural will use all commercially best efforts to assist NPI in providing first and second level telephone support to End Users for the most current version of the Software and Products, as well as any previous version thereof that was released within twelve (12) months of the date of such request. Neural will provide reasonable telephone support to two (2) contacts named by NPI (or to up to two (2) alternatives named by NPI at any point in time) (the "Authorized Contact(s)") for technical and related inquiries arising from End Users use of the Software and Products. Upon receipt of notice of a problem from an Authorized Contact, and if such problem has been reproduced at a NPI support facility and can be reproduced at a Neural support facility or via remote access to the NPI or End User site, NEURAL will use all efforts to correct or circumvent such problem; provided, that all corrections to the Software and Product(s) will be made only to the most current generally available release, except that for a period of twelve (12) months after the introduction of a new generally available release, Neural will use all best efforts to provide telephone support for the immediately prior generally released version of the Software and Product(s). Neural will use all best efforts to follow the support escalation procedures below. NEURAL will not interact with any End Users without NPI'S express written consent.

Neural will provide the resolutions and solutions as follows:


----------------------------------------------------------------------------------------------------------------------------------
 PRIORITY      CRITERIA                  RESPONSE      RESOLUTION                            SOLUTION
----------------------------------------------------------------------------------------------------------------------------------
 1             Critical Defects          2 hours       Within 24 hours provide a             Fix incorporated into next release.
                                                       Workaround
               (The Customer Web site is               Engineering working round the
               unusable due to a                       clock if a patch is required.
               Software/Product error)
----------------------------------------------------------------------------------------------------------------------------------
 2             Major Defects             4 hours       Within 48 hours provide a             Fix incorporated into next release.
                                                       workaround
               (The Customer Web site is               Fix delivered in monthly patch
               materially, adversely                   release.
               affected by a
               Software/Product error)
----------------------------------------------------------------------------------------------------------------------------------
 3             Minor Defects             8 hours       Within 10 days provide a Workaround   Fix in next major release.
                                                       Fix delivered in next release.
               (The Customer Web site is
               immateriality adversely
               affected by a
               Software/Product error)
----------------------------------------------------------------------------------------------------------------------------------
 4             Minor Problem             2 days        Answer technical information          Incorporate into Knowledge Base.
                                                       requests. Forward other issues to
               (Documentation)                         appropriate group
----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
       Page 9                                     Software License Agreement

                                 PRODUCT SCHEDULE #1

                          AD-TARGETING PRODUCT ("Product1")

Product Description
Product1 features intelligent Web targeting which optimizes the performance of banner campaigns. Product1 is a value added system that enhances existing ad servers to maximize site performance and revenue. Product 1 will be offered both as a stand-alone "plug-in" system and as a system integrated with NPI products. Neural will be responsible for generating all Documentation for Product1 (excluding reproduction and printing costs). Initially, Product1 will be available on the NT and Solaris platforms. Neural will perform all engineering efforts related to the productization of Product1.


Royalty Payments

NPI shall pay royalties to Neural based on a set percentage of net license and maintenance revenue (gross revenue less any taxes, shipping, etc.) derived by NPI from the Product1 and also based on the cumulative NPI payments made to Neural for Product1 and maintenance sales during the term of this Agreement in accordance with the following table:

                       -------------------------------------
                           Cumulative NPI
                        royalties accrued to
                               Neural             Royalty %
                       -------------------------------------
                           [*]                      [*]
                       -------------------------------------
                           [*]                      [*]
                       -------------------------------------
                           [*]                      [*]
                       -------------------------------------

                       -------------------------------------

Royalty Payment Terms

Due and payable to Neural within thirty (30) days after the end of the calendar month of collection from End Users by NPI.

NEURAL DIRECT SALES ACTIVITY PROVISIONS
It is understood between the parties that NPI's exclusive license grant under section 2(b) of the Agreement will not include the following set of named accounts for Product1 which Neural may choose to sell through its direct sales force or through co-selling efforts with NPI. :

-----------------------
[*]
-----------------------
[*]
-----------------------
[*]
-----------------------
[*]
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       Page 10                                    Software License Agreement

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It is understood between the parties that all revenue realized directly by
Neural from the above accounts(excluding DoubleClick) will apply to the cumulative revenue requirements for NPI to maintain its Internet license exclusivity under Section 6 of the Agreement. In cases where NPI receives commissions in joint sales situations, only the net revenue, after deducting the commission paid to NPI, will apply to the cumulative revenue requirements for NPI to maintain its Internet license exclusivity under Section 6 of the Agreement.

The parties each desire to motivate the other party (and its top executive, marketing and sales personnel) to close the above accounts through joint sales efforts and, therefore, Neural agrees to pay the NPI for such performance in accordance with the following:

-     Lead referral or contact introduction with limited sales involvement -
      [*];
-     Lead referral or contact introduction with NPI assuming significant sales
      [*].


The above percentages will be calculated on the "net revenue" (i.e., gross sales revenue less any taxes, shipping, etc.) actually received by the Neural from any sale or license of the Product1.

In addition, for Internet financial markets NPI will be the primary sales agent. However it is anticipated that Neural's sales force can add value in the sales process for Internet financial markets. Therefore, NPI desires to motivate Neural (and its top executive, marketing and sales personnel) to assist in the closing of Internet financial markets through joint sales efforts and, therefore, NPI agrees to pay the Neural for such performance which shall apply to the cumulative revenue requirements for NPI to maintain its Internet exclusivity under Section 7. Fees shall be in accordance with the following:

-     Lead referral or contact introduction with limited sales involvement -
      [*];
- Lead referral or contact introduction with Neural assuming significant sales responsibility [*].

PROMOTION REQUIREMENTS. NPI   will  cobrand its offering with the "powered by
Neural-TM-" logo. NPI will include reference to Neural in all press releases related to their clients' use of Neural's technology. This will include joint press releases as well as individual press release from each firm. Neural will be allowed to reference NPI clients using Neural technology in its marketing efforts. In the event NPI is prohibited from issuing a press releases due to a non-disclosure agreement with a client Neural will also abide by the same non-disclosure agreement. Neural will allow NPI to include references to Neural within their branding and positioning of Product1. All references must use Neural logo and trademark from the approved Neural style guide.


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